Exhibit 10.9

February 4, 2021

Benjamin Pinkas

22 East 1st Street, PH05 New York, NY 10003

Dear Benny:

On behalf of Anthropos Management, LLC, a Cayman Islands limited liability company (the “Company”), which is a management company that is owned solely by us for the purpose of employing individuals assisting us in managing investments, including Anthropos Capital Corporation, a Cayman Islands exempted company and blank check company (the “SPAC”), we are pleased to memorialize your offer of employment as Principal of the SPAC. If you accept this offer, your employment will be effective as of February 1, 2021 (your “Start Date”). This letter summarizes the key terms of your employment with the SPAC. It is expected that, as of the Start Date, you will devote substantially all of your business time and energy to the performance of your duties with the SPAC.

You will be paid an annualized base salary of $250,000, less applicable taxes and other withholdings, in accordance with the SPAC's payroll practices that will be in effect from time to time. You will be responsible for procuring your own health insurance, and the SPAC will reimburse you for the full amount of such costs upon your presentment of appropriate supporting documentation in accordance with the Company's reimbursement policies in effect from time to time. Upon completion of a successful business combination involving the SPAC transaction, you will also be paid a cash bonus of at least $50,000, less applicable taxes and other withholdings, in accordance with the SPAC's payroll practices that will be in effect from time to time, and subject to your continued employment with the SPAC through such business combination.

In connection with your employment, you will also receive a one-time equity award of units (the “Units”) under the limited liability company agreement of Company or one of its affiliates (the “LLC Agreement”), which units will, as currently contemplated, indirectly track the founder shares in the SPAC (“Founder Shares”). This equity award will be comprised of a number of Units that correlates to 150,000 Founder Shares at the time of issuance of such Units (which amount of Founder Shares is subject to adjustment as set forth in the LLC Agreement). The Units will vest subject to your continued employment through the applicable vesting date as set forth in the definitive agreements governing your Units and your employment in good standing with the SPAC through a business combination involving the SPAC. The Units will be subject to the terms and conditions of the LLC Agreement and an award or subscription agreement entered into with you. Nothing in this letter shall be construed to give you any rights to any amount or type of grant or award except as provided in an award or subscription agreement and authorized by the Board of the SPAC or a committee thereof.

You will, of course, be expected to comply with all of the SPAC's policies and procedures in effect from time to time. Notwithstanding anything to the contrary herein, your employment with the SPAC is not for a specific term and is terminable at-will. This means that either you or the SPAC may terminate the employment relationship at any time, with or without notice, and for any reason not prohibited by applicable law.

In signing below, you hereby acknowledge and agree that you have and may in the future receive certain Confidential Information (as defined below). Except as otherwise consented to by the Company and/or the SPAC in writing, you (for yourself and, to the extent you are responsible for the acts of any managers, directors, officers, owners, employees and agents, for the foregoing) agree that you will not, directly or indirectly, disclose any Confidential Information to any person for any reason or purpose whatsoever, except: (i) so long as you are an employee, officer, manager or director of or otherwise providing services to the SPAC, any of its subsidiaries or the Company, in the course of performing your duties in such capacity(ies), to managers, directors, officers, representatives, agents and employees of or advisors to the SPAC or its subsidiaries, in each case, who are authorized to receive such information; (ii) to your financial, legal, tax and other professional advisors who need to know such information in connection with evaluating, structuring and monitoring your investment in the Company or the SPAC (but in each case, not to a competitor); or (iii) as may otherwise be required by law, rule, regulation or self-regulatory organization, by court or administrative order, subpoena, civil investigative demand, or by any other legal process or requirement, or requested during a routine proceeding involving general requests by regulatory, professional or similar authorities with jurisdiction over you (including by a governmental regulatory agency or self-regulatory body (including any bank regulatory or public accounting oversight body)) during the course of a periodic examination by that agency or body; provided, that in such event, you shall provide the SPAC with reasonable notice of such requirement of disclosure and, prior to making such disclosure, you shall reasonably cooperate with the SPAC's efforts to protect the confidentiality of the information required to be disclosed by you; and, in the event that no protective order or other remedy is obtained and the Company does not waive compliance with the terms of this letter agreement, you will furnish only that portion of the Confidential Information you are advised by your counsel to be legally required. “Confidential Information” means information belonging to the Company or the SPAC that is: (A) proprietary to, about or created by the Company, the SPAC or its subsidiaries or their respective affiliates; (B) gives any of the foregoing a competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which is reasonably likely to be detrimental to the interests of any of the foregoing; (C) designated as “Confidential Information” by the disclosing person providing the same, or from all the relevant circumstances should reasonably be assumed by the recipient to be confidential and proprietary to the disclosing person; and (D) not generally known by persons or businesses outside of the Company, the SPAC or its subsidiaries.

18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this letter agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this letter agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

During your employment with the SPAC and for a period of twelve (12)-months following your termination of employment for any reason, you agree that you will not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (A) solicit, aid or induce any employee of the SPAC or any of its subsidiaries or affiliates (including the Company) to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the SPAC or hire or retain any such employee or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the SPAC, the Company or any of their respective subsidiaries or affiliates and any of their respective customers, investors, members, shareholders, trustees, agents, representatives, vendors, joint venturers or licensors. An employee shall be deemed covered by this Section while so employed or retained and for a period of six (6) months thereafter.

In signing below, you expressly represent that you are under no restriction with any current or former employer or other third party, including restrictions with respect to non-competition, nonsolicitation, confidentiality, or any other restrictive covenant, that would prevent you from accepting employment with the SPAC or from performing any services on the SPAC's behalf. In addition, you promise that you will not provide the SPAC or the Company with any confidential, proprietary or legally protected information belonging to any current or former employer or other third party and in no circumstances will you use or disclose such information in the course of your employment with the SPAC. If you have any questions about the ownership of particular documents or other information, you should discuss such questions with your current or former employer(s) before removing or copying the documents or information.

Please note that federal law requires that you provide the SPAC with documents establishing your identity and right to work in the United States within three (3) business days of your employment Start Date. In addition, this offer is contingent on the results of a background check and reference check being satisfactory to the Company in its sole discretion.

Benny, we look forward to having you join the SPAC and the valuable contributions we expect you to make to its development and success. To accept this offer, please sign and date the acceptance below and return it to us.

Sincerely,

Anthropos Capital Corporation

/s/ Fred Crawford
	By:	Fred Crawford
	Title:	Co-Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Benjamin Pinkas
Benjamin Pinkas

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